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                                                                    EXHIBIT 4.17


                           AMENDMENT NO. 4 AND WAIVER

               AMENDMENT NO. 4 AND WAIVER (this "Amendment and Waiver") dated as of August 30, 2000 to the TRANSFER AND ADMINISTRATION AGREEMENT, dated as of June 18, 1999 (as amended by Amendment No. 1 dated September 15, 1999, Amendment No. 2 dated as of December 15, 1999, and Amendment No. 3 dated as of June 16, 2000, the "Agreement"), by and among KCH FUNDING, L.L.C., a Delaware limited liability company, as transferor (in such capacity, the "Transferor"), UNOVA, INC., a Delaware corporation, as the parent of the Transferor (in such capacity, the "Parent") and as servicer (in such capacity the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), BANK OF AMERICA N.A., a national banking association ("Bank of America"), as Lead Arranger, as agent for the Company and the Bank Investors (in such capacity, the "Agent"), as Administrative Agent and as Bank Investor.


                             PRELIMINARY STATEMENTS


               WHEREAS, the parties hereto have entered into the Agreement whereby the Transferor may convey, transfer, and assign from time to time undivided interests in certain accounts receivable, and the Company may, and the Bank Investors, if requested, shall accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of the Agreement; and

               WHEREAS, the parties to the Agreement desire to make certain amendments to the Agreement.

               NOW, THEREFORE, the parties hereby agree as follows:

               1. Definitions. Except as otherwise stated herein, capitalized terms not defined herein shall have the respective meanings assigned to them in the Agreement.

               2. Waiver. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Company and the Agent hereby agree to waive the Termination Event under Section 7.1(h)(ii) of the Agreement occurring during the month of July 2000.

               3. Amendments to the Agreement.

                      (a) Section 1.1 of the Agreement is hereby amended by amending the definition of "Facility Limit" to read in its entirety as follows:

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                      "Facility Limit" means $92,310,000 provided that such
                      amount may not at any time exceed the aggregate Commitments at any time in effect.

                      (b) Section 1.1 of the Agreement is further amended by amending the definition of "Maximum Net Investment" to read in its entirety as follows:

                      "Maximum Net Investment" means $90,500,000.

                      (c) The signature page of the Agreement is hereby amended by changing the amount set forth opposite the signature of Bank of America, N.A., as Agent and a Bank Investor, under the heading "Commitment" from $102,000,000 to $92,310,000.

               4. Representations and Warranties. To induce the Company and the Bank Investors to enter this Amendment and Waiver, each of the Transferor and the Parent hereby represents and warrants (each as to itself) as of the Effective Date (as hereinafter defined) that:

                      (a) it has the power, authority and legal right to make and deliver this Amendment and Waiver and to perform its obligations under the Agreement, as amended by this Amendment and Waiver, without any notice, consent, approval or authorization not already obtained, and that it has taken all necessary action to authorize the same.

                      (b) the making and delivery of this Amendment and Waiver and the performance of the Agreement, as amended by this Amendment and Waiver, do not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Agreement, as amended by this Amendment and Waiver, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                      (c) the representations and warranties made by it contained in any Transaction Document are true and correct on and as of the date of this Amendment and Waiver and after giving effect hereto.

                      (d) no Termination Event or Potential Termination Event has occurred and is continuing under the Agreement after giving effect to this Amendment and Waiver.



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               5. Conditions to Closing. The Agent shall have received the payment of a fee in the amount of $50,000.

               6. Effective Date. The effective date of this Amendment and Waiver (the "Effective Date") is August 30, 2000.

               7. Reference to and Effect on the Transaction Documents. On and after the Effective Date each reference in the Agreement to "This Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Transfer and Administration Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

               8. Agreement and all other Transaction Documents in Full Force and Effect. Except as specifically amended hereby, each Transaction Document and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Company, any Bank Investor or the Agent under any Transaction Document, nor constitute a waiver of any provision of any Transaction Document.

               9. Counterparts. This Amendment and Waiver may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

               10. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.



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               IN WITNESS WHEREOF, the parties have caused this Amendment and
Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        ENTERPRISE FUNDING CORPORATION,
                                          as Company

                                        By: /S/ ANDREW L. STIDD
                                            ------------------------------------
                                            Andrew L. Stidd
                                            President

                                        KCH FUNDING, L.L.C.,
                                          as Transferor

                                        By: /S/ ELMER C. HULL, JR.
                                            ------------------------------------
                                            Elmer C. Hull, Jr.
                                            Treasurer

                                        UNOVA, INC.,
                                          as Parent and as Servicer

                                        By: /S/ ELMER C. HULL, JR.
                                            ------------------------------------
                                            Elmer C. Hull, Jr.
                                            Vice President and Treasurer


                                        BANK OF AMERICA, N.A., as Agent
                                          and a Bank Investor


                                        By: /S/ JOHN. K. SVOLOS
                                            ------------------------------------
                                            John. K. Svolos
                                            Vice President



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